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PROFFITT'S, INC.
750 LAKESHORE PARKWAY
BIRMINGHAM, ALABAMA 35211

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS           , 1998
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    R. Brad Martin and Julia A. Bentley, or either of them with full power of substitution, are hereby authorized to represent and vote all the shares of common stock of the undersigned at the Special Meeting of Shareholders of
Proffitt's, Inc. to be held on           , 1998, at      local time, or any
adjournment thereof, with all powers which the undersigned would possess if personally present, in the following manner:

    1. APPROVAL OF AGREEMENT AND PLAN OF MERGER. Approval of the Agreement and Plan of Merger, dated as of July 4, 1998 (the "Merger Agreement"), providing for the merger of Fifth Merger Corporation, a wholly-owned subsidiary of the Company, with and into Saks Holdings, Inc.

                / / FOR            / / AGAINST            / / ABSTAIN

    2. APPROVAL OF THE STOCK ISSUANCE. Approval of the issuance of shares of the Company's common stock, par value $.10 per share (the "Company Common Stock") pursuant to the Merger Agreement.

                / / FOR            / / AGAINST            / / ABSTAIN

    3. APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CHARTER. Approval and adoption of an amendment to the Company's Amended and Restated Charter to increase the number of shares of Company Common Stock authorized for issuance under the Amended and Restated Charter and to change the corporate name of the Company from Proffitt's, Inc. to "Saks Incorporated."

                / / FOR            / / AGAINST            / / ABSTAIN

    4. APPROVAL AND ADOPTION OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CHARTER. Approval and adoption of an amendment to the Company's Amended and Restated Charter to increase the maximum number of members of Proffitt's Board of Directors to 18.

                / / FOR            / / AGAINST            / / ABSTAIN

    5. In their discretion, the Proxies are authorized to vote upon such other business (none at the time of solicitation of this Proxy) as may properly come before the meeting, or any adjournment thereof.
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    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED
PROPOSITIONS. THIS PROXY SHALL BE VOTED AS DIRECTED. IN THE ABSENCE OF A CONTRARY DIRECTION, IT SHALL BE VOTED FOR THE PROPOSALS AND THE PROXIES MAY VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS PROPERLY MAY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.

    The undersigned acknowledge receipt of Notice of said Special Meeting and the accompanying Joint Proxy Statement/Prospectus, and hereby revokes all proxies heretofore given by the undersigned for said Special Meeting.

    THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO VOTING THEREOF.

                                             Dated: ________________________1998
                                             ___________________________________
                                             Signature of Shareholder
                                             ___________________________________
                                             Signature of Shareholder (if held
                                             jointly)

                                             PLEASE DATE THIS PROXY AND SIGN
                                             YOUR NAME OR NAMES EXACTLY AS SHOWN
                                             HEREON, WHEN SIGNING AS AN
                                             ATTORNEY, EXECUTOR, ADMINISTRATOR,
                                             TRUSTEE OR GUARDIAN, PLEASE SIGN
                                             YOUR FULL TITLE AS SUCH, IF THERE
                                             ARE MORE THAN ONE TRUSTEE, OR JOINT
                                             OWNERS, ALL MUST SIGN, PLEASE
                                             RETURN THE PROXY CARD PROMPTLY
                                             USING THE ENCLOSED ENVELOPE.